As filed with the Securties and Exchange Commision on May 22, 2000
                                                      Registration No. 333-34718
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       on
                                    FORM S-8
                          TO THE REGISTRATION STATEMENT
                                   ON FORM S-4
                        UNDER THE SECURITIES ACT OF 1933


                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


          DELAWARE                      7311                     13-1024020

 (State or Other Jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
  Incorporation or Organization)   Classification Code Number)   Identification
                                                                      Number)

                           1271 Avenue of the Americas
                               New York, NY 10020
                                 (212) 399-8000

    (Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                NFO Research, Inc. Stock Option Plan, as amended
                 NFO Research, Inc. Directors' Stock Option Plan

                            (Full Title of the Plans)


                    Nicholas J. Camera, Senior Vice President
                           General Counsel & Secretary
                    The Interpublic Group of Companies, Inc.
                           1271 Avenue of the Americas
                               New York, NY 10020
                                 (212) 399-8000

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                 with a copy to:


                                 Arthur H. Kohn
                       Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                               New York, NY 10006
                                 (212) 225-2000

     This Post-Effective Amendment No. 1 (the "Amendment") on Form S-8 to that certain Registration Statement on Form S-4 (Registration No. 333-34718 ) (the "Registration Statement") is being filed by The Interpublic Group of Companies, Inc. (the "Corporation" or the "Registrant"), relating to 14,734,283 shares of the Corporation's common shares (the "Shares") issuable to current and former employees or directors of NFO Worldwide, Inc., a wholly owned subsidiary of the Corporation, pursuant to options (which have been assumed by the Corporation in connection with the merger of NFO Worldwide, Inc. with a subsidiary of the Corporation) granted under the assumed (i) NFO Research, Inc. Stock Option Plan, as amended, and (ii) NFO Research, Inc. Directors' Stock Option Plan (the "Plans").

     The registration fees were paid at the time of the original filing of this Registration Statement.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which previously have been filed by the Corporation with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

     (i) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 24, 2000;

     (ii) The Corporation's Current Reports on Form 8-K, filed with the Commission on April 13, 2000 and April 20, 2000;

     (iii) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Act of 1933, as amended (the "Securities Act"), since the end of the fiscal year covered by registration document referred to in (i) above; and

     All reports and other documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of Title 8 of the General Corporation Law of the State of Delaware ("GCL") gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, provided that such director, officer, employee or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe his or her conduct was unlawful. The same Section also gives a corporation power to indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the abjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145 of the GCL further provides that, to the extent that a director, officer, employee or agent of the corporation has been successful o the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     The Corporation's by-laws contain specific authority for indemnification by the Corporation of current and former directors, officers, employees or agents of the Corporation on terms that have been derived from Section 145 of Title 8 of the GCL.

Item 7.   Exemption From Registration Claimed.

         Not applicable.

Item 8. Exhibits.

     The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

     4.1 Certificate of Incorporation of The Interpublic Group of Companies, Inc. (filed as Exhibit 3(i) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999)

     4.2 By-laws of The Interpublic Group of Companies, Inc. (filed as Exhibit 4 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1990)

     4.3 NFO Research, Inc. Stock Option Plan, as amended (filed as Exhibit 99 to Registration Statement of NFO Worldwide, Inc. on Form S-3, No. 333-38497)

     4.4  NFO Research, Inc. Directors' Stock Option Plan (filed as Exhibit
          10.26 to Annual Report of NFO Worldwide, Inc. on Form 10-K for the year ended December 31, 1994)

     5.1 Opinion of Nicholas J. Camera, Esq., as to the legality of the issuance of the common shares offered hereby (previously filed)

     23.1 Consent of PricewaterhouseCoopers LLP, Independent Auditors (previously filed)

     23.2 Consent of Ernst & Young LLP, Independent Auditors (previously filed)

     23.3 Consent of Nicholas J. Camera (included in Exhibit 5.1)

     24.1 Power of Attorney for certain directors and officers of The Interpublic Group of Companies, Inc. (previously filed)

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 22nd day of May, 2000.

                                        THE INTERPUBLIC GROUP OF COMPANIES, INC.

                                        By: /s/  Nicholas J. Camera
                                            -----------------------
                                            Nicholas J. Camera
                                            Senior Vice President,
                                            General Counsel and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on the 22nd day of May, 2000.

       Signature                                            Title
       ---------                                            -----

                                                Chairman of the Board, President
         *                                        and Chief Executive Officer
---------------------------                       (Principal Executive Officer)
 Philip H. Geier, Jr.                                     and Director


                                                  Executive Vice President,
         *                                           Chief Financial Officer
---------------------------                       (Principal Financial Officer)
 Sean F. Orr                                              and Director


         *                                        Vice President and Controller
---------------------------                       (Principal Accounting Officer)
 Frederick Molz

         *                                                Director
---------------------------
 Frank J. Borelli

         *                                                Director
---------------------------
 Reginald K. Brack

         *                                                Director
---------------------------
 Jim M. Considinc

         *                                                Director
---------------------------
 John J. Dooner, Jr.

         *                                                Director
---------------------------
 Frank B. Lowe

         *                                                Director
---------------------------
 Michael A. Miles


         *                                                Director
---------------------------
 Leif H. Olsen

         *                                                Director
----------------------------
 Allen Questrom

         *                                                Director
----------------------------
 J. Phillip Samper

* By:/s/ Nicholas J. Camera
     ----------------------
     Nicholas J. Camera,
     as Attorney-in-Fact

Date: May 22, 2000

                                  EXHIBIT INDEX

Exhibit No.     Description                      Method of Filing          Sequentially Numbered
                                                                                 Page Location

 4.1     Certificate of Incorporation of     Filed as Exhibit 3(i) to the                --
         The Interpublic Group of            Registrant's Quarterly Report
         Companies, Inc.                     on Form 10-Q for the quarter
                                             ended June 30, 1999, and
                                             incorporated herein by reference
 4.2     By-laws of The Interpublic Group    Filed as Exhibit 4 to                       --
         of Companies, Inc.                  Registrant's Annual Report on
                                             Form 10-K for the year ended
                                             December 31, 1990, and
                                             incorporated herein by reference
 4.3     NFO Research, Inc. Stock Option     Filed as Exhibit 99 to                      --
         Plan, as amended                    Registration Statement of NFO
                                             Worldwide, Inc. on Form S-3,
                                             No. 333-38497, and incorporated
                                             herein by reference
 4.4     NFO Research, Inc. Directors'       Filed as Exhibit 10.26 to                   --
         Stock Option Plan and Form of       Annual Report of NFO Worldwide,
         Directors' Stock Option Agreement   Inc. on Form 10-K for the year
                                             ended December 31, 1994, and
                                             incorporated herein by reference
 5.1     Opinion of Nicholas J. Camera,      Previously filed                            --
         Esq.
23.1     Consent of PricewaterhouseCoopers   Previously filed                            --
         LLP, Independent Auditors
23.2     Consent of Ernst & Young LLP        Previously filed                            --
23.3     Consent of Nicholas J. Camera,      Included in Exhibit 5.1                     --
         Esq.
24.1     Power of Attorney (included on      Previously filed                            --
         signature page)